UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2024

Nxu, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41509	92-2819012
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

1828 N. Higley Rd. Ste 116, Mesa, AZ 85205
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (602) 309-5425

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	NXU	NASDAQ

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) of Rule 12B-2 of the Securities Exchange act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 4, 2024, Nxu, Inc. (the “Company”) received a letter (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, due to Caryn Nightengale not standing for re-election as a director of the Company at the Company’s 2024 annual meeting of stockholders held on August 14, 2024 (the “Annual Meeting”), the Company was no longer in compliance with Nasdaq’s audit committee requirements as set forth in Nasdaq Listing Rule 5605 (the “Audit Committee Requirements”). As a result of Ms. Nightengale not standing for re-election at the Annual Meeting, the Audit Committee (the “Audit Committee”) of the Company’s Board of Directors (the “Board”) is currently comprised of two independent directors and one vacancy.

Consistent with Nasdaq Listing Rule 5605(c)(4), Nasdaq will provide the Company with a cure period to regain compliance with Nasdaq Listing Rule 5605, which cure period will expire upon the earlier of the Company’s next annual meeting of stockholders or August 14, 2025, or, if the Company’s next annual meeting of stockholders is held before February 10, 2025, by February 10, 2025. In the event the Company does not regain compliance with the Audit Committee Requirements prior to the expiration of such cure period, the Nasdaq staff will provide the Company with written notification that its securities will be delisted from the Nasdaq Capital Market. At that time, the Company may appeal the delisting determination to a hearings panel.

The Company intends to appoint an additional independent director to the Board and the Audit Committee as soon as practicable and prior to the expiration of such cure period. The Notice does not have an immediate effect on the listing or trading of the Company’s Class A common stock, which will continue to be listed and traded on the Nasdaq Capital Market under the symbol “NXU.”

If the Company’s Class A common stock ultimately were to be delisted for any reason, it could negatively impact the Company by (i) reducing the liquidity and market price of the Company’s Class A common stock; (ii) reducing the number of investors willing to hold or acquire the Company’s Class A common stock, which could negatively impact the Company’s ability to raise equity financing; (iii) limiting the Company’s ability to use a registration statement to offer and sell freely tradable securities, thereby preventing the Company from accessing the public capital markets; and (iv) impairing the Company’s ability to provide equity incentives to its employees.

Certain information contained in this Current Report on Form 8-K (the “Report”) consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “will,” “would,” “may,” “intends,” “potential,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Company will regain compliance with the Audit Committee Requirements during the cure period or in the future, or otherwise meet Nasdaq compliance standards, or that Nasdaq will grant the Company any relief from delisting as necessary or that the Company can ultimately meet applicable Nasdaq requirements for any such relief. The forward-looking statements contained in this Report speak only as of the date of this Report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this Report, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NXU, INC.

Date: September 6, 2024	By:	/s/ Mark Hanchett
Mark Hanchett
Chief Executive Officer